Exhibit 4.5

Amendment of Permit to Control Bezeq The Israel Telecommunication Corp. Ltd. Issued to Corporations in the Eurocom Group on April 13, 2010 (29 Nissan 5770)

By the authority vested in me1 under Section 4D of the Communications Law (Telecommunications and Broadcasts), 5742-1982, and under Section 3 of the Communications Order (Telecommunications and Broadcasts) (Determination of Essential Service Provided by Bezeq The Israel Telecommunication Corp. Ltd.), 5757-1997, I hereby amend the permit to control Bezeq The Israel Telecommunication Corp. Ltd. issued to corporations in the Eurocom Group on April 13, 2010 (29 Nissan 5770) (hereinafter – the "Permit"), as set out below:

1.	In Section 2.2 of the Permit, the words "subject to the corporate family tree dated January 22, 2019" are added at the end of the section.

Attached hereto is the corporate family tree dated January 22, 2019.

2.	The following is added after Section 4.6 of the Permit:

"4.6.1 Within 75 days from the date of this amendment, the Articles of Internet Gold shall be amended in a manner establishing the obligation of Eurocom Communications Ltd. to hold each of the means of control in Internet Gold at the rate specified in Section 4(a)(2)(a) of the Communications Order."

3.	Section 8(c) of the Permit is replaced by the following:

"(c) The holding percentage of the holder of the control permit for individuals in Internet Gold and the holding percentage of Eurocom Communications Ltd. in Internet Gold exceeds at all times 35% of the means of control in each of them, and the holding percentage of Internet Gold in B-Com exceeds at all times 50% of the means of control therein."

4.       This amendment will become effective on the day of its signature.

January 22, 2019                                            ( - )

16 Shevat 5779                                          Ayoob Kara

                                                      Minister of Communications

____________________

1 On October 14, 2018 the Government resolved to transfer the Prime Minister's powers in this regard to the Minister of Communications, in accordance with Section 31(b) of the Basic Law: The Government. On October 15, 2018 the Knesset approved the Government's resolution.

Amendment of Approval to Be Considered an "Israeli Entity" within the Meaning of the Communications Order, Issued on February 3, 2019

By the power vested in us under Subsection (3) of the definition of "Israeli Entity" in Section 1 of the Communications Order (Telecommunications and Broadcasts) (Determination of Essential Service Provided by Bezeq The Israel Telecommunication Corp. Ltd.), 5757-1997, and pursuant to an application of B-Communications Ltd. submitted to the Ministry of Communications on January 28, 2019,2 we hereby amend the approval to be considered an Israeli Entity issued on February 3, 2019 (the "Approval"), as follows:

1.	In Section 1(c) of the Approval, "50%" is replaced by "35%."

2.	The following is added after Section 1(e) of the Approval:

"(f) No Joint Appointment as defined in Section 1 of the Communications Order may be made in B-Com, without prior written approval from the Ministers as defined in the Communications Order.

(g) The Articles of B-Com do not contain a provision that prevents Internet Gold from meeting its obligation to hold each of the means of control in B-Com at the rate specified in Section 4(a)(2)(a) of the Communications Order."

( - )                                                           ( - )

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Ayoob Kara                              General (res.) Udi Adam

Minister of Communications         Director General of the
                                                      Ministry of Defense

February 26, 2019

21 First Adar 5779

____________________

1 On October 14, 2018 the Government resolved to transfer the Prime Minister's powers in this regard to the Minister of Communications, in accordance with Section 31(b) of the Basic Law: The Government. On October 15, 2018 the Knesset approved the Government's resolution.

2 Email message from Mr. Barlev to Adv. Neufeld dated February 4, 2019; email message from Adv. Engelberg-Teller to Adv. Herman and Mr. Barlev dated February 4, 2019; supplements to the application in email message from Mr. Barlev to Adv. Neufeld dated February 5, 2019; email message from Adv. Herman to Adv. Mendelson dated February 6, 2019; email message from Mr. Barlev to Adv. Neufeld dated February 6, 2019; email message from Adv. Barlev to Adv. Engelberg-Teller dated February 11, 2019; email message from Adv. Barlev to Adv. Mendelson dated February 11, 2019; letter from Adv. Herman to Adv. Neufeld dated February 18, 2019.

Amendment of Permit to Control Bezeq The Israel Telecommunication Corp. Ltd. Issued to Corporations in the Eurocom Group on April 13, 2010 (29 Nissan 5770)

By the authority vested in me1 under Section 4D of the Communications Law (Telecommunications and Broadcasts), 5742-1982, and under Section 3 of the Communications Order (Telecommunications and Broadcasts) (Determination of Essential Service Provided by Bezeq The Israel Telecommunication Corp. Ltd.), 5757-1997, pursuant to an application of B-Communications Ltd. submitted to the Ministry of Communications on January 28, 2019,2 I hereby amend the permit to control Bezeq The Israel Telecommunication Corp. Ltd. issued to corporations in the Eurocom Group on April 13, 2010 (29 Nissan 5770) (hereinafter – the "Permit"), as set out below:

1.	In Section 2.2 of the Permit, the words "subject to the corporate family tree dated January 22, 2019. Attached hereto is the corporate family tree dated January 22, 2019." – are replaced by the following: "subject to the corporate family tree dated February 11, 2019. Attached hereto is the corporate family tree dated February 11, 2019."
2.	The following is added after Section 4.5 of the Permit:

"4.5.1 This Permit is conditional on there being no provision in the Articles of B-Com that prevents Internet Gold from meeting its obligation to hold each of the means of control in B-Com at the rate specified in Section 4(a)(2)(a) of the Communications Order."

3.	Section 8(c) of the Permit is replaced by the following:

"(c) The holding percentage of the holder of the control permit for individuals in Internet Gold, the holding percentage of Eurocom Communications Ltd. in Internet Gold and the holding percentage of Internet Gold in B-Com exceeds at all times 35% of the means of control in each of them."

4.       This amendment will become effective on the day of its signature.

February 26, 2019                                              ( - )

21 First Adar 5779                                    MK Ayoob Kara

                                                          Minister of Communications

____________________

1 On October 14, 2018 the Government resolved to transfer the Prime Minister's powers in this regard to the Minister of Communications, in accordance with Section 31(b) of the Basic Law: The Government. On October 15, 2018 the Knesset approved the Government's resolution.

2 Email message from Mr. Barlev to Adv. Neufeld dated February 4, 2019; email message from Adv. Engelberg-Teller to Adv. Herman and Mr. Barlev dated February 4, 2019; supplements to the application in email message from Mr. Barlev to Adv. Neufeld dated February 5, 2019; email message from Adv. Herman to Adv. Mendelson dated February 6, 2019; email message from Mr. Barlev to Adv. Neufeld dated February 6, 2019; email message from Adv. Barlev to Adv. Engelberg-Teller dated February 11, 2019; email message from Adv. Barlev to Adv. Mendelson dated February 11, 2019; letter from Adv. Herman to Adv. Neufeld dated February 18, 2019.

February ~~January~~ 3, 2019

28 ~~16~~ Shevat 5779

Yaron Herman, Adv.

Attorney of Internet Gold

Dear Sir,

Re:	Approval to be considered an "Israeli Entity," within the meaning of the Communications Order
Reference:	1. Letter from Adv. Yaron Herman and Adv. Yoav Friedman to Adv. Neufeld dated April 9, 2018
2.	Letter from Adv. Mendelson to Adv. Yaron Herman and Adv. Yoav Friedman dated June 19, 2018
3.	Legal opinion from Advs. Herman and Anijar dated July 11, 2018
4.	Legal opinion from Advs. Herman and Anijar dated October 28, 2018
5.	Letter of Adv. Yaron Herman dated October 23, 2018
6.	Letter of Adv. Yaron Herman dated December 1, 2018
7.	Letter of Adv. Guy Gissin dated January 1, 2019
8.	Email message from Adv. Herman to Adv. Mendelson dated January 17, 2019
9.	Email message from Adv. Barlev to Adv. Mendelson dated January 20, 2019
10.	Email message from Doron Turgeman to Adv. Mendelson dated January 21, 2019
11.	Email message from Adv. Herman to Adv. Mendelson dated January 22, 2019

Further to your application as set out in the referenced letters (the "Application"), we hereby notify you as follows:

1.	By the power vested in us under Subsection (3) of the definition of "Israeli Entity" in Section 1 of the Communications Order (Telecommunications and Broadcasts) (Determination of Essential Service Provided by Bezeq The Israel Telecommunication Corp. Ltd.), 5757-1997, after examining the Application, and subject to compliance with the conditions set out below, we hereby permit B-Communications Ltd. ("B-Com") and Internet Gold – Gold Lines Ltd. ("Internet Gold," together – the "Companies") to be considered an Israeli Entity.
(a)	Control of the Companies must be held by a citizen and resident of Israel.
(b)	The joint holdings of Mr. Shaul Elovitch and Mr. Yossef Elovitch in Internet Gold may not at any time be less than 35% of the issued share capital and of any type of means of control.
(c)	The holdings of Internet Gold in B-Com may not at any time be less than 50% of the issued share capital and of any type of means of control therein.
(d)	The Companies may not transfer their holdings in Bezeq The Israel Telecommunication Corp. Ltd. to anyone other than an Israeli Entity within the meaning of the Communications Order, subject to the approvals required under any law.

____________________

1 On October 14, 2018 the Government resolved to transfer the Prime Minister's powers in this regard to the Minister of Communications, in accordance with Section 31(b) of the Basic Law: The Government. On October 15, 2018 the Knesset approved the Government's resolution. On January 31, 2019 the Minister of Defense's powers in this regard were delegated to the Director General of the Ministry of Defense, in accordance with Section 33(b) of the Basic Law: The Government.

(e)	Within 75 days from the date of issuance of this approval, the Articles of Internet Gold shall be amended by adding a provision that prohibits making a Joint Appointment, as defined in Section 1 of the Communications Order, without prior written approval from the Ministers as defined in the Communications Order.
2.	This approval is based on the assumption and subject to the condition that the information set out in the referenced letters is complete and accurate.
3.	Failure to amend the Articles as stated in Section 1(e) above within 75 days from the day of issuance of the approval, or any change in the aforesaid amended provision in the Articles, shall be grounds for the revocation of this approval.
4.	The approval replaces the approval to be considered an "Israeli Entity" within the meaning of the Communications Order, dated April 13, 2010 and November 3, 2010.

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                                                                               [stamp:]

                                                               General (res.) Udi Adam

                                                               Director General of the

                       ( - )                                     Ministry of Defense

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                Ayoob Kara                       ~~Minister~~ Director General of the
Minister of Communications                         Ministry of Defense

                                                              General (res.) Udi Adam